SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

LCC International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 873-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On December 10, 2004, LCC International, Inc. (the “Company”) and C. Thomas Faulders, III, the Company’s Chief Executive Officer (“Mr. Faulders”), entered into an agreement pursuant to which (i) the Company has purchased from Mr. Faulders 159,209 shares of the Company’s Class A Common Stock, par value $.01 per share (“Class A Common Stock”), for a per share price equal to $5.54 (which represents the average NASDAQ closing price for the Class A Common Stock for the five (5) trading days immediately prior to the date hereof); (ii) Mr. Faulders has surrendered to the Company the following vested options to purchase shares of Class A Common Stock: (a) 500,000 shares at $13.56 per share, (b) 150,000 shares at $12.25 per share, (c) 150,000 shares at $5.00 per share and (d) 25,000 shares at $5.55 per share; (iii) Mr. Faulders has directed that the proceeds of the sale of such shares be applied to payment of amounts outstanding under the Note, dated December 22, 1999, issued by Mr. Faulders to the Company (the “Note”) pursuant to the loan agreement entered into by the Company and Mr. Faulders on or about December 22, 1999 (the “Loan Agreement”); (iv) all remaining amounts due from Mr. Faulders under the Note and the Loan Agreement (approximately $648,000) have been deemed discharged and the Note has been deemed to be paid in full; (v) the Note and Loan Agreement have been terminated; (vi) the Company has paid Mr. Faulders any remaining amounts due under Section 1.03 of the Loan Agreement with respect to interest payments under the Note; (vii) the Company has paid Mr. Faulders a bonus in the amount of $490,000 to assist in covering his tax obligations resulting from the foregoing transactions; and (viii) Mr. Faulders has agreed that, during his employment with the Company and for a period of 24 months thereafter, he will not (a) compete against the Company, (b) solicit or hire for employment by any competitor of the Company, or induce the termination of employment of, any Company employees or (c) take any action intended to cause any customer, vendor or business associate of the Company to terminate, sever, reduce or otherwise adversely alter its relationship with the Company. The foregoing description is qualified in its entirety by reference to the agreement, which is attached herewith as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement.

     The a Note, dated December 22, 2004, issued by Mr. Faulders to the Company (the “Note”) pursuant to the loan agreement entered into by the Company and Mr. Faulders on or about December 22, 1999 (the “Loan Agreement”) and the Loan Agreement have been terminated effective the date hereof. See Item 1.01above.

Item 9.01. Financial Statements and Exhibits.

(c)                                 Exhibits.

     The following exhibits are furnished as part of this report:

10.1	Agreement between C. Thomas Faulders, III and LCC International, Inc. dated as of December 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

By:	/s/ Peter A. Deliso

Peter A. Deliso Vice President, Corporate Development, General Counsel and Secretary

Date: December 10, 2004

EXHIBIT INDEX

Exhibit	Description

10.1	Agreement between C. Thomas Faulders, III and LCC International, Inc., dated as of December 10, 2004